Exhibit 99.1

Apollo Investment Corporation

Reports Financial Results for the Quarter and Year Ended March 31, 2014

Fiscal Fourth Quarter and Recent Highlights:

•	Net investment income per share for the quarter was $0.22, compared to $0.22 for the quarter ended December 31, 2013

•	Net asset value per share at the end of the quarter was $8.67, compared to $8.57 at December 31, 2013, a 1.2% increase

•	Declared a dividend of $0.20 per share for the quarter

•	Invested $986 million during the quarter, substantially driven by primary originations, representing the highest quarterly level of gross investment activity in the Company’s history

•	Net investment activity was $259 million for the quarter

•	Fitch Rating affirmed the Company’s Issuer Default Rating (IDR) and secured debt rating at BBB and upgraded the senior unsecured rating to BBB in April

Fiscal Year Highlights:

•	Net investment income per share for the year was $0.91, compared to $0.83 for the year ended March 31, 2013

•	Net asset value per share at the end of the year was $8.67, compared to $8.27 at March 31, 2013, a 4.8% increase

•	Dividends paid to stockholders was $0.80 per share during the year

•	Invested $2.8 billion during the year, substantially driven by primary originations, representing the highest annual level of gross investment activity in the Company’s history

•	Net investment activity was $494 million for the year

New York, NY — May 20, 2014—Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its fourth fiscal quarter ended March 31, 2014. The Company’s net investment income was $0.22 per share for the quarter ended March 31, 2014, compared to $0.22 for the quarter ended December 31, 2013. The Company’s net asset value (“NAV”) was $8.67 per share as of March 31, 2014, up from $8.57 at December 31, 2013.

Additionally, the Company also announced that its Board of Directors has declared a dividend of $0.20 per share for the fourth fiscal quarter of 2014, payable on July 7, 2014 to stockholders of record as of June 20, 2014. The specific tax characteristics of this dividend will be reported to stockholders on Form 1099 after the end of the calendar year.

Mr. James Zelter, Apollo Investment Corporation’s Chief Executive Officer, commented, “Amidst a challenging investing environment, we are pleased to report strong results for the March quarter, including solid net investment income, an increase in net asset value, and a record level of asset deployment. Investment activity for the quarter focused on primary market secured debt opportunities and on our specialty verticals. We also utilized the strength in the markets to monetize select higher risk positions.”

FINANCIAL HIGHLIGHTS FOR THE QUARTER ENDED MARCH 31, 2014

Select Balance Sheet Data
	March 31, 2014	December 31, 2013	March 31, 2013
Total assets	$3.64 billion	$3.38 billion	$2.94 billion
Investment portfolio	$3.48 billion	$3.18 billion	$2.85 billion
Debt	$1.37 billion	$1.26 billion	$1.16 billion
Net assets	$2.05 billion	$1.93 billion	$1.68 billion
Net asset value per share	$8.67	$8.57	$8.27
Debt-to-equity	0.67 x	0.66 x	0.69 x
Net leverage ratio	0.68 x	0.65 x	0.70 x

(1)	The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased and cash equivalents, plus due to custodian, less receivable for investments sold, less cash equivalents, less cash, less foreign currency, divided by total net assets.

Portfolio Activity and Portfolio Companies
	Three months ended March 31, 2014	Twelve months ended March 31, 2014
Investments made during the period	$986 million	$2,816 million
Investments sold	$(323) million	$(1,006) million

Net activity before repaid investments	$663 million	$1,810 million
Investments repaid	$(404) million	$(1,316) million

Net investment activity	$259 million	$494 million

Portfolio companies, at beginning of period	101	81
New portfolio companies	26	81
Exited portfolio companies	16	51
Portfolio companies, at end of period	111	111

Operating Results
	Three months ended March 31, 2014	Twelve months ended March 31, 2014
(in thousands)
Net investment income	$49,612	$201,248
Net realized and unrealized gain	$20,293	$69,624

Net increase in net assets from operations	$69,905	$270,872

(per share)
Net investment income per share	$0.22	$0.91
Net realized and unrealized gain per share	$0.09	$0.30

Earnings per share – basic	$0.31	$1.21
Earnings per share –diluted	$0.30	$1.18

CONFERENCE CALL / WEBCAST AT 10:00 AM EDT ON MAY 20, 2014

The Company will host a conference call on Tuesday, May 20, 2014 at 10:00 a.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call; international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID # 28609386 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Event Calendar in the Investor Relations section of our website at www.apolloic.com. Following the call you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through May 27, 2014 by dialing (800) 585-8367; international callers please dial (404) 537-3406, reference Conference ID # 28609386. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Event Calendar in the Investor Relations section of our website at www.apolloic.com.

SUPPLEMENTAL INFORMATION

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the investor relations section of the Company’s website at www.apolloic.com.

PORTFOLIO AND INVESTMENT ACTIVITY

Our portfolio and investment activity during the fiscal years ended March 31, 2014 and 2013 is as follows:

(amounts in millions)	For the fiscal year ended March 31, 2014	For the fiscal year ended March 31, 2013
Investments made in portfolio companies (1)	$2,816	$1,537
Investments sold	(1,006)	(717)

Net activity before repaid investments	1,810	820
Investments repaid	(1,316)	(621)

Net investment activity	$494	$199

Portfolio companies, at beginning of period	81	62
Number of investments in new portfolio companies	81	49
Number of exited companies	51	30

Portfolio companies, at end of period	111	81

Number of investments in existing portfolio companies	81	36

(1)	Investments were primarily made through a combination of primary and secondary debt investments.

Our portfolio composition and weighted average yields at March 31, 2014 and at March 31, 2013 are as follows:

	March 31, 2014	March 31, 2013
Portfolio composition, measured at fair value:
Secured debt	56%	44%
Unsecured debt	27%	43%
Structured products and other	6%	7%
Common equity, preferred equity and warrants	11%	6%
Weighted average yields, at current cost basis, exclusive of securities on non-accrual status:
Secured debt portfolio	10.8%	11.2%
Unsecured debt portfolio	11.5%	12.7%
Total debt portfolio	11.1%	11.9%
Income-bearing investment portfolio composition, measured at fair value:
Fixed rate amount	$1.7 billion	$1.6 billion
Floating rate amount	$1.3 billion	$0.9 billion
Fixed rate %	58%	64%
Floating rate %	42%	36%
Income-bearing investment portfolio composition, measured at cost:
Fixed rate amount	$1.7 billion	$1.6 billion
Floating rate amount	$1.2 billion	$0.9 billion
Fixed rate %	58%	65%
Floating rate %	42%	35%

Since the initial public offering of Apollo Investment in April 2004 and through March 31, 2014, invested capital totaled $13.1 billion in 291 portfolio companies. Over the same period, Apollo Investment completed transactions with more than 100 different financial sponsors.

APOLLO INVESTMENT CORPORATION

STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share amounts)

	March 31, 2014	March 31, 2013
Assets
Non-controlled/non-affiliated investments, at fair value (cost—$2,714,971 and $2,525,550, respectively)	$2,751,896	$2,398,412
Non-controlled/affiliated investments, at fair value (cost—$153,721 and $148,547, respectively)	144,628	141,569
Controlled investments, at fair value (cost—$590,060 and $345,204, respectively)	582,147	310,418

Total investments (cost—$3,458,752 and $3,019,301, respectively)	3,478,671	2,850,399
Cash	13,413	3,902
Foreign currency (cost—$1,305 and $2,293, respectively)	1,323	2,295
Receivable for investments sold	72,918	5,713
Interest receivable	40,106	51,990
Dividends receivable	3,627	2,703
Deferred financing costs	31,601	26,990
Prepaid expenses and other assets	292	320

Total assets	$3,641,951	$2,944,312

Liabilities
Debt	$1,372,261	$1,156,067
Payable for investments purchased	119,577	26,021
Dividends payable	47,348	40,578
Management and performance-based incentive fees payable	31,108	26,509
Interest payable	14,318	12,012
Accrued administrative expenses	1,915	2,219
Other liabilities and accrued expenses	3,813	3,517

Total liabilities	$1,590,340	$1,266,923

Net Assets
Common stock, par value $.001 per share, 400,000,000 and 400,000,000 common shares authorized, respectively, and 236,741,351 and 202,891,351 issued and outstanding, respectively	$237	$203
Paid-in capital in excess of par	3,221,829	2,933,636
Over-distributed net investment income	(53,995)	(44,183)
Accumulated net realized loss	(1,133,405)	(1,053,080)
Net unrealized gain (loss)	16,945	(159,187)

Total net assets	$2,051,611	$1,677,389

Total liabilities and net assets	$3,641,951	$2,944,312

Net asset value per share	$8.67	$8.27

APOLLO INVESTMENT CORPORATION

STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Year Ended March 31,
	2014	2013	2012
INVESTMENT INCOME:
From non-controlled/non-affiliated investments:
Interest	$310,031	$286,253	$313,992
Dividends	7,149	4,813	6,998
Other income	12,012	16,532	18,505
From non-controlled/affiliated investments:
Interest	3,252	1,020	899
Dividends	19,765	6,825	—
From controlled investments:
Interest	23,375	8,932	3,746
Dividends	4,921	7,422	13,444
Other income	841	197	—

Total investment income	$381,346	$331,994	$357,584

EXPENSES:
Management fees	$62,819	$55,717	$60,321
Performance-based incentive fees	46,924	41,144	39,651
Interest and other debt expenses	68,639	58,200	66,360
Administrative services expense	5,600	4,389	5,387
Other general and administrative expenses	8,257	7,969	13,123

Total expenses	192,239	167,419	184,842

Management and performance-based incentive fees waived	$(12,092)	$(2,785)	$—
Expense reimbursements	(49)	—	—

Net expenses	$180,098	$164,634	$184,842

Net investment income	$201,248	$167,360	$172,742

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized loss:
Investments and cash equivalents
Non-controlled/non-affiliated investments	$(118,745)	$(78,659)	$(88,150)
Non-controlled/affiliated investments	2,078	—	18,825
Controlled investments	(969)	3,015	(271,590)

Total investments and cash equivalents	$(117,636)	$(75,644)	$(340,915)

Foreign currencies
Non-controlled/non-affiliated investments	$(112)	$18	$255
Non-controlled/affiliated investments	—	—	—
Controlled investments	42	(342)	(8)
Foreign debt	2,658	1,295	(775)

Total foreign currencies	$2,588	$971	$(528)

Derivatives	8,541	—	—

Net realized loss	$(106,507)	$(74,673)	$(341,443)
Net change in unrealized gain (loss):
Investments and cash equivalents
Non-controlled/non-affiliated investments	$163,972	$24,884	$(152,888)
Non-controlled/affiliated investments	(2,115)	(6,977)	(14,888)
Controlled investments	26,840	(12,303)	242,009

Total investments and cash equivalents	$188,697	$5,604	$74,233

Foreign currencies
Non-controlled/non-affiliated investments	$619	$(241)	$(78)
Non-controlled/affiliated investments	—	—	—
Controlled investments	32	(9)	—
Foreign debt	(13,217)	6,430	8,282

Total foreign currencies	$(12,566)	$6,180	$8,204

Net change in unrealized gain (loss)	$176,131	$11,784	$82,437

Net realized and unrealized gain (loss) from investments, cash equivalents and foreign currencies	69,624	(62,889)	(259,006)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$270,872	$104,471	$(86,264)

EARNINGS GAIN (LOSS) PER SHARE — BASIC	$1.21	$0.51	$(0.44)

EARNINGS GAIN (LOSS) PER SHARE — DILUTED	$1.18	$0.51	$(0.44)

About Apollo Investment Corporation

Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit www.apolloic.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact

Elizabeth Besen

Investor Relations Manager

Apollo Investment Corporation

(212) 822-0625

ebesen@apollolp.com